Exhibit 99.1

A MESSAGE FROM BLAKE NORDSTROM

December 10, 2018

To our employees, customers and shareholders,

I want to share with all of you that I was diagnosed last week with lymphoma. Fortunately, my form of lymphoma is treatable. My doctors and I are optimistic and encouraged by my prognosis.

I will undergo chemotherapy over the next few months in Seattle and will reduce my scheduled travel during this time. As I focus on my health and knowing some days will be better than others, I’m told I can otherwise continue to work throughout this process as normal.

I have shared this news with our Executive Team and Board of Directors and I am thankful for their support. We have an outstanding team at Nordstrom and I’m also fortunate to share the co-presidency with my brothers, Pete and Erik.

Cancer is all too common, and I know many of you have dealt with it yourselves or know someone who has. I have a good team of doctors and value the support of my family and friends.

Both personally and professionally, I am confident in the path forward. On behalf of myself and my family, thank you in advance for your well wishes and support.

Blake

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